THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933,  AS
     AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE LENDER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                             SECURED PROMISSORY NOTE

                                                               Date of Issuance
$1,300,000                                                     December __ 2007


     FOR VALUE RECEIVED, Golden Gate Investors, Inc., a California corporation (the "Company"), hereby promises to pay Seaway Valley Capital Corporation (the "Lender"), the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the "Principal Amount"), plus interest calculated pursuant to
Section 1 below. Unless earlier paid under the terms hereof, the principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after February 1, 2011 (the "Maturity Date").

     This Secured Promissory Note (the "Note") is issued in connection with that certain Securities Purchase Agreement between the parties hereto, dated as of the date hereof (the "Purchase Agreement"), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Interest. The Company promises to pay interest to Lender at the rate of eight percent (8.0%) per annum, simple interest, on the outstanding principal amount of this Note, which interest shall be calculated from the date of this Note, until the date on which all amounts due and payable on this Note are paid in full or this Note is otherwise cancelled, (the "Payoff Date"). Interest hereunder shall be paid on a monthly basis, commencing on the 15th date of the month following the month of issuance of this Note. All accrued and unpaid interest shall be due and payable on the Payoff Date. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Nothing contained in this Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under California law and any payments in excess of such maximum shall be refunded to the Company or credited to reduce the principal amount hereunder.

2. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, in part or in full, together with accrued interest, may be made from time to time in the sole discretion of the Company without the Lender's consent. Notwithstanding the foregoing, the Company shall prepay Four Hundred Thousand Dollars ($400,000.00) (the "Six Month Prepayment") of the principal balance of this Note on the date that is not later than fifteen days after the six month anniversary of the date of this Note.

3. Prepayment Obligation. Notwithstanding (i) the option of the Company to prepay any portion of this Note, or (ii) the obligation of the Company to prepay the Six Month Prepayment, as set forth in Section 2 hereof, the Company shall prepay, on a monthly basis, on any date of such month during which this Note remains outstanding (such date referred to herein as the "Periodic Prepayment Date"), an amount equal to Five Hundred Thousand Dollars ($500,000.00) (or such lesser amount that equals the remaining outstanding principal and accrued and unpaid interest under this Note), until all principal and accrued and unpaid interest under this Note has been paid, subject to the satisfaction of each of the following conditions on each Periodic Prepayment Date:

     3.1  The Company may  immediately  sell all of the Common  Stock  Issued at
          Conversion (as defined in the Debenture) pursuant to Rule 144 promulgated by the SEC (as defined in the Debenture) pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule;

     3.2 No Event of Default (as defined in the Debenture) has occurred under the Debenture;

     3.3 The average Volume Weighted Average Price (as defined in the Debenture) for the ten Trading Days (as defined in the Debenture) immediately preceding the Periodic Prepayment Date is not less than $0.005 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); and

     3.4 The Lender shall have honored all Conversion Notices (as defined in the Debenture) submitted by the Holder (as defined in the Debenture) within the applicable time period set forth in the Debenture.

     The amount of any such prepayment made by the Company under the terms of this Section 3 (each such prepayment referred to herein as a "Periodic Prepayment") shall be credited first to Costs, if any, then to accrued interest due and payable under this Note and the remainder applied to principal. Any prepayment made by the Company under this Note in excess of any otherwise required Periodic Prepayment may be applied to any future required Periodic
Prepayment at the option of the Company, subject to the sole and absolute discretion of the Company. In the event that the Company fails to deliver any Periodic Prepayment that is otherwise required under the terms of this Section 3, the Lender's sole and exclusive remedy shall be limited to the Interest Rate being increased by 0.25 percentage points per Periodic Prepayment required under this Section 3 that is not paid by the Company to the Lender, provided however, that in no event shall the Interest Rate exceed an amount equal to twelve and one-half percent (12.5%). In no event shall any failure by the Company to pay any Periodic Prepayment required hereunder give any right to the Lender to collect upon the Collateral or otherwise collect any outstanding sums under this Note.

4. Recourse. Each party hereto accepts and agrees that this Note is a full recourse promissory note and that subject to the terms of this Note, Lender may exercise any and all remedies available to it under law.

5.   Security Interest.

     5.1 To secure the payment and performance of the Company's obligations under this Note, provided however that any obligations of the Company to prepay any amounts under this Note pursuant to Section 3 are not so secured, the Company hereby grants to Lender a security interest in the Company's entire right, title, and interest in and to all of the following, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

          (a) all accounts, accounts receivable, contract rights, rights to payment, letters of credit, documents, securities, promissory notes, debentures, money, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Company, however evidenced;

          (b) all inventory, including, without limitation, all materials, components, work in progress, finished goods, merchandise, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in the Company's business;

          (c) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, tools, parts, automobiles, trucks, and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

          (d) all books, records and other written, electronic or other documentation in whatever form maintained by or for the Company in connection with the ownership of its assets or the conduct of its business; and

          (e) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

Notwithstanding the foregoing, no security interest is granted in any contract rights if such grant causes a default enforceable under applicable law or if a third party has the right enforceable under applicable law to terminate the Company's rights under or with respect to any such contract and such third party has exercised such right of termination.

     5.2 The security interest on the Collateral granted by this Note shall continue and remain in effect until terminated pursuant to subsection
          5.4 below.

     5.3 The Company shall execute any further documents reasonably requested by Lender, which are necessary or appropriate to perfect Lender's security interest in the Collateral.

     5.4  Upon the Payoff Date, the security  interest  granted pursuant to this
          Section 5 shall terminate, and Lender shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Lender hereunder.

     5.5 So long as an Event of Default does not exist, the Company shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business.

6. Event of Default. An "Event of Default" shall exist under this Note upon the happening of (i) a failure of the Company to pay the outstanding Principal Amount and all other outstanding sums under this Note, including accrued and unpaid interest thereon, on the Maturity Date, provided that such sums have not previously been paid, at the Company's sole option, prior to the Maturity Date, which failure is not cured within 30 days after the receipt of written notice thereof by Lender to the Company, or (ii) the failure of the Company to pay the Six Month Prepayment when due, which failure is not cured within 30 days after the receipt of written notice thereof by Lender to the Company. Any failure by the Company to pay any Periodic Prepayment that may otherwise be due under this Note shall not be an Event of Default under this Note. Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of California or afforded by other applicable law.

7. Subordination. The indebtedness evidenced by this Note shall be subordinated to any Senior Indebtedness of the Company. For the purposes of this Note, "Senior Indebtedness" shall mean the principal of (and premium, if any) and unpaid interest on, indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, insurance companies, lease financing institutions or other lending or financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company, and which is approved by the Board of Directors of the Company, whether or not secured, and whether or not previously incurred or incurred in the future. Senior Indebtedness shall include all obligations of the Company pursuant to any modifications, renewals and extensions of such Senior Indebtedness. Lender acknowledges that the Company may incur additional Senior Indebtedness and that such Senior Indebtedness shall be senior in repayment preference to the Note. Upon written request of the Company, Lender agrees to execute a subordination agreement from any lender of Senior Indebtedness in order to give effect to this Section 7.

8. Amendments and Waivers; Cure Period. This Note may not be amended without the prior written consent of each of the Company and the Lender. Any waiver by the Company or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Lender must be in writing. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Lender and Lender's successors and assigns. Any party to this Note shall have a cure period of not less than thirty (30) days after receipt of written notice of any alleged breach or default under the terms of this Note to cure such alleged breach or default.

9. Transmittal of Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:


                  (1) If to the Lender, to:

                           Seaway Valley Capital Corporation
                           10-18 Park Street, 2nd Floor
                           Gouverneur, New York 13642
                           Telephone:       315-287-1122
                           Facsimile:       315-287-7529

                  (2) If to the Company, to:

                           Golden Gate Investors, Inc.
                           7817 Herschel Avenue, Suite 200
                           La Jolla, California 92037
                           Telephone:       858-551-8789
                           Facsimile:       858-551-8779

Each of the Lender or the Company may change the foregoing address by notice given pursuant to this Section 9.

10. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. Neither the Lender nor the Company may assign its rights under this Note without the written consent of the other party to this Note, provided, however, that the Company may assign its obligations under this Note to any Affiliate of the Company in the sole and absolute discretion of the Company, without any prior consent by the Lender, provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Note. Upon any such transfer of this Note by the Company or the Lender, the Lender shall, upon notice, surrender this Note to the Company for reissuance of a new note to the transferee. Any transfer of this Note may be effected only pursuant to the terms hereof and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

11. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

12. Expenses. Should any party hereto employ an attorney for the purpose of enforcing or construing this Note, or any judgment based on this Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not (collectively, "Costs"), and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

13. Remedies Not Waived. No course of dealing between the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver by such party.

14. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California. With respect to any suit, action or proceedings relating to this Note, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in San Diego and the United States District Court located in the City of San Diego and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, each of the Company and the Lender agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Note shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of the indebtedness, or by such other means provided by law.

15. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile executions of this Note shall be deemed original.

                              GOLDEN GATE INVESTORS, INC.


                              By:
                                -------------------------------------------
                              Name:
                                -------------------------------------------
                              Its:
                                -------------------------------------------

                              SEAWAY VALLEY CAPITAL CORPORATION


                              By:
                                -------------------------------------------
                              Name:  Thomas W. Scozzafava
                              Its:   President & CEO